Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the Class A Common Stock of Chewy, Inc. may be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

Dated: February 14, 2022

BC PARTNERS HOLDINGS LIMITED

By:	/s/ Mark Rodliffe
Name:	Mark Rodliffe
Title:	Authorized Signatory

CIE MANAGEMENT IX LIMITED

By:	/s/ Mark Rodliffe
Name:	Mark Rodliffe
Title:	Authorized Signatory

ARGOS HOLDINGS GP LLC

By:	/s/ Michael Chang
Name:	Michael Chang
Title:	Authorized Signatory

ARGOS HOLDINGS L.P.

By:	/s/ Michael Chang
Name:	Michael Chang
Title:	Authorized Signatory

CITRUS INTERMEDIATE HOLDINGS L.P.

By:	/s/ Michael Chang
Name:	Michael Chang
Title:	Authorized Signatory

ARGOS INTERMEDIATE HOLDCO I INC.

By:	/s/ James Kim
Name:	James Kim
Title:	Authorized Signatory

BUDDY HOLDINGS III LLC

By:	/s/ James Kim
Name:	James Kim
Title:	Authorized Signatory

BUDDY HOLDINGS II LLC

By:	/s/ James Kim
Name:	James Kim
Title:	Authorized Signatory

BUDDY CHESTER SUB LLC

By:	/s/ James Kim
Name:	James Kim
Title:	Authorized Signatory